SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)   March 22, 1995

                          ACCLAIM ENTERTAINMENT, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                0-16986                         38-2698904
       (Commission File Number)     (IRS Employer Identification Number)

           One Acclaim Plaza, Glen Cove, New York       11542-2708
          (Address of Principal Executive Offices)      (Zip Code)

      Registrant's telephone number, including area code   (516) 656-5000

                 71 Audrey Avenue, Oyster Bay, New York  11771
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================
                              Page 1 of 64 Pages
                        Exhibit Index located at page 5

ITEM 5.  OTHER EVENTS.

     On March 22, 1995, Acclaim Entertainment, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") with Lazer-Tron Corporation ("Lazer") pursuant to which the Registrant agreed to acquire Lazer through the merger (the "Merger") of Acclaim Arcade Holdings, Inc., a wholly owned subsidiary of the Registrant, with and into Lazer. As a result of the Merger, Lazer will be the surviving corporation and will become a wholly-owned subsidiary of the Registrant. Consummation of the Merger is subject to various conditions including certain regulatory approvals, third party consents and the approval of Lazer's shareholders. Acclaim intends to account for the Merger as a pooling of interests.

     Lazer shareholders holding the right to vote approximately 20% of the outstanding shares of Lazer common stock entitled to vote on the Merger have agreed to vote in favor of the Merger. Lazer's Board of Directors has agreed, subject to its fiduciary obligations, to recommended that its shareholders vote in favor of the Merger.

     Pursuant to the Agreement, all issued and outstanding shares of Lazer's common stock will be exchanged for shares of Acclaim common stock utilizing a formula which values Lazer's shares of common stock based on the average of Acclaim's common stock price for the 20 days prior to the second day prior to the closing of the Merger. If the average Acclaim share price for such 20 day period is less than $16 per share, Lazer's shares will be valued at $8 per share. If the average Acclaim share price for such 20 day period is between $16 and $20 per share, the Lazer shares will be valued at 50 percent of such average Acclaim share price. If the average Acclaim share price for such 20 day period is greater than $20 per share, the Lazer shares will be valued at $10 per share. However, if the average Acclaim share price for such 20 day period is less than $12.50, each of the Registrant and Lazer shall have the right to terminate the Agreement.

     In connection with entering into the Agreement, Lazer has granted to the Registrant an option to acquire 250,000 shares of Lazer common stock at an exercise price of $8.00 per share, exercisable for a period of two years if the Merger is not consummated as a result of Lazer's Board exercising its fiduciary duties to consider competing transactions. In addition, the Registrant would receive a payment from Lazer of $200,000 in the event the Agreement is terminated and an amount equal to 5% (net of such $200,000 payment) of the consideration paid by a third party in connection with consummation of such a competing transaction.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

1.  Agreement and Plan of Merger by and among Lazer-Tron
    Corporation, Acclaim Entertainment, Inc. and Acclaim Arcade

    Holdings, Inc., dated as of March 22, 1995.

2.  Acclaim Entertainment, Inc. Press Release, dated March 23,
    1995.
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACCLAIM ENTERTAINMENT, INC.

                                   By  /s/ Anthony R. Williams
                                       Name:  Anthony R. Williams
                                       Title: Executive Vice President
Date:  March 31, 1995

                                 EXHIBIT INDEX

Exhibit                     DESCRIPTION                     Page
-------                     -----------                     ----
   2           Agreement and Plan of Merger by and           6
               among Lazer-Tron Corporation, Acclaim
               Entertainment, Inc. and Acclaim Arcade
               Holdings, Inc., dated as of March 22, 1995.

  99           Acclaim Entertainment, Inc. Press             62
               Release, dated March 23, 1995.